Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated April 2, 2021, with respect to the financial statements of the sub-accounts that comprise the Nationwide Variable Account-II, and the related notes (collectively, the financial statements), incorporated by reference herein, and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information that was previously filed under SEC File No. 333-177581 and is incorporated by reference herein.
/s/ KPMG LLP
Columbus, Ohio
September 20, 2021

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report on the statutory financial statements and financial statement schedules of Nationwide Life Insurance Company (the Company), dated March 19, 2021, incorporated by reference herein, and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information that was previously filed on Form N-4 under SEC File No. 333-177581 and is incorporated by reference herein.
Our report relating to the Company’s statutory financial statements, dated March 19, 2021, states that the Company prepared its financial statements using statutory accounting practices prescribed or permitted by the Ohio Department of Insurance, which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, our report states that the Company’s financial statements are not intended to be and, therefore, are not presented fairly in accordance with U.S. generally accepted accounting principles and further states that those statements are presented fairly, in all material respects, in accordance with the statutory accounting practices prescribed or permitted by the Ohio Department of Insurance.
/s/ KPMG LLP
Columbus, Ohio
September 20, 2021